PRESS RELEASE                          Source: New Century Equity Holdings Corp.

NEW CENTURY EQUITY HOLDINGS CORP. ANNOUNCES THAT SETTLEMENT OF SHAREHOLDER
LITIGATION IS FINAL AND NON-APPEALABLE

Tuesday July 25, 12:26 pm ET

BOARD OF DIRECTORS SETS RECORD DATE FOR SETTLEMENT DISTRIBUTION

DALLAS--(BUSINESS WIRE)--July 25, 2006--New Century Equity Holdings Corp.
(OTCBB:NCEH - NEWS; "NCEH") announced today that the Delaware Chancery Court's order approving the agreement with all of the parties to the lawsuit filed by
Craig Davis (the "Lawsuit"), which agreement settled the Lawsuit and all claims relating thereto, became final and non-appealable as of today, July 25, 2006.
The time for appeal of the court's order expired on Monday, July 24, 2006.

In addition, the board of directors of NCEH has set July 28, 2006 as the record date for determining which shareholders will be entitled to participate in a distribution of the settlement fund (after payment of certain legal fees and expenses) established in accordance with the terms of the settlement of the
Lawsuit. NCEH shareholders of record as of July 28 will receive the distribution. The payment date and per share amount of the distribution will be finalized following the actual funding of the settlement fund. Payment of the distribution is expected to be made on August 11, 2006 or a date as soon thereafter as practicable.

Some statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of New Century Equity Holdings Corp. to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Refer to New Century Equity Holdings Corp.'s filings with the Securities and Exchange Commission for further discussion of such factors. The forward-looking statements are made as of the date of this press release and New Century Equity Holdings Corp. assumes no obligation to update such statements.

CONTACT:
New Century Equity Holdings Corp.
Steven J. Pully, 214-661-7488
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Source: New Century Equity Holdings Corp.